UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2015

China Health Industries Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51060	86-0827216
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

168 Binbei Street, Songbei District, Harbin City
Heilongjiang Province, People’s Republic of China	150028
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-451-88100688

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a -4(c))

Explanatory Note

On December 31, 2014, China Health Industries Holdings, Inc., a corporation incorporated under the laws of the state of Delaware (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) with the Securities and Exchange Commission (the “Commission”), with respect to a stock transfer agreement (the “Agreement”), which the Company entered through its wholly-owned subsidiary, Harbin Humankind Biology Technology Co., Limited, a limited liability company organized under the laws of the People’s Republic of China (‘Humankind”). This Amendment No. 1 on Form 8-K/A amends the Initial Report, in order to disclose a supplementary agreement which modified the terms of the Agreement.

Item 1.01 Entry into a Material Definitive Agreement.

On December 24, 2014, Humankind entered into the Agreement with Xiuzheng Pharmaceutical Group Co., Ltd. a company incorporated under the laws of the People’s Republic of China and located in Jilin province (“Xiuzheng Pharmacy” or the “Buyer”), Mr. Xin Sun, the CEO of the Company, and Harbin Huimeijia Medicine Company (“Huimeijia”), a 99% owned subsidiary of Humankind and 1% owned by Mr. Xin Sun, pursuant to which, Humankind and Mr. Xin Sun (the “Equity Holders”), shall sell their respective equity interests in Huimeijia to Xiuzheng Pharmacy. The transfer of the 100% equity interests of Huimeijia to the Buyer was for a total cash consideration of RMB 8,000,000 (approximately $1,306,186) to the Equity Holders.

On February 9, 2015, the four parties entered into a supplementary agreement (the “Supplementary Agreement”) to modify the terms of the Agreement, pursuant to which, the Equity Holders and Huimeijia (collectively the “Assets Transferors”) shall only sell the 19 drug approval numbers (including the tablet, capsule, powder, mixture, oral liquid, syrup and oral solution under the 19 approval numbers; licenses including the original copies of Business License, Organization Code Certificate, Tax Registration Certificate, Drug Production Permit and GMP Certificate, and other documents and original copies related to the production and operation of the 19 drugs) (the “Assets”) to Xiuzheng Pharmacy. The Equity Holders will retain the equity interests in Huimeijia, but will have the equity interests pledged to Xiuzheng Pharmacy until the Assets are transferred, at which time all the cash consideration shall be paid by the Buyer. The total cash consideration remains to be the same as under the Agreement, i.e., RMB 8,000,000 (approximately $1,306,186) to the Assets Transferors.

In the event that the Assets are failed to be transferred to the Buyer due to the fault of the Assets Transferors, the paid consideration shall be returned to the Buyer with interests accrued. If the failure of the transfer of the Assets is a result of the government policy changes or force majeure, the paid cash consideration shall be returned to the Buyer but without any interests.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2015

CHINA HEALTH INDUSTRIES HOLDINGS, INC.

By:	/s/ Xin Sun
Name:	Xin Sun
Title:	Chief Executive Officer and Chief Financial Officer